Exhibit 10.8 (a)
FIRST AMENDMENT TO LEASE AGREEMENT
     THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of this 1st day of November, 2000 by and between AETNA LIFE INSURANCE COMPANY c/o UBS REALTY INVESTORS, LLC, a Massachusetts limited liability company (“Landlord”) and ULTA, SALON.COSMETICS & FRAGRANCE, INC., a Delaware corporation (“Tenant”).
WITNESSETH:
     WHEREAS, Landlord and Tenant’s predecessor-in-interest, Ulta3 Cosmetics & Salon Inc. (“Ulta 3”), entered into that certain Lease Agreement dated June 22,1999 (the “Original Lease”), pursuant to which Landlord leased to Ulta3 approximately 291,305 square feet of space at 1135 Arbor Drive, Romeoville, Illinois as more particularly set forth in the Original Lease; and
     WHEREAS, Landlord and Tenant desire to amend the Original Lease according to the terms hereof to modify the Base Rental and confirm other items set forth in the Lease (as amended by this Amendment, the Original Lease is hereinafter referred to as the “Lease”);
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
     1. Controlling Language. Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Original Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the Original Lease shall remain unmodified and in full force and effect.
     2. Base Rental. Landlord and Tenant have finally determined Construction Rent and therefore hereby modify the Lease to specify the actual amounts of Base Rental (Carry-Over Rent plus Construction Rent) due under the terms of the Lease. Therefore, Item 9 of the “Basic Definitions and Lease Provisions” is hereby deleted and replaced in its entirety by Schedule 1 attached hereto.
     3. Security Deposit. The parties to the Lease have elected not to make any change in the amount of the Letter of Credit Landlord now holds based on the final determination of Construction Rent.
     4. Work. Landlord and Tenant acknowledge and agree that notwithstanding the terms of the Lease, Landlord shall have no obligation to perform any of the Second Phase Work, Mezzanine or Elevator.

     5. Miscellaneous.
          A. Landlord and Tenant hereby agree that (i) this Amendment is incorporated into and made a part of the Lease, (ii) any and all references to the Lease hereinafter shall include this Amendment, (iii) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove, and (iv) neither Landlord nor Tenant is in default under the terms of the Lease.
          B. All terms capitalized but not defined herein shall have the same meaning ascribed to such terms in the Lease.
          C. This Amendment shall be governed by and construed under the laws of the State of Illinois.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LANDLORD: AETNA LIFE INSURANCE COMPANY

By:	UBS REALTY INVESTORS, LLC, (f/k/a Allegis Realty Investors LLC) a Massachusetts limited liability company, its Investment Advisor and Agent

By: Name:	/s/ Joseph E. Gaukler Joseph E. Gaukler
Title:	Director

Date:	November 1, 2000

TENANT:

ULTA SALON.COSMETICS & FRAGRANCE, INC., a Delaware corporation

By: Name:	/s/ Matt Strall Matt Strall
Title:	V.P. Distribution

Date:.	Oct 28, 2000

Schedule 1
Rent Stream
6/21/00
Term 10/1/99-4/30/2010

Building Expansion with Soft Costs	$3,974,195
Cost Capped @11% with 3% annual escalations	$437,161.41	1st year

		Original Building		Expansion		Total Rent
		170,087 sf		121,218 sf		291,305 sf
			Rent		Rent		Rent
Lease Period		Annual Rent	(psf)	Annual Rent	(psf)	Annual Rent	(psf)
From	To	(Payable Monthly)	Annualized	(Payable Monthly)	Annualized	(Payable Monthly)	Annualized
10/1/99	9/30/00	$680,000.00	$4.00	$437,161.41	$3.61	$1,117,161.41	$3.84
10/1/00	9/30/01	$680,000.00	$4.00	$450,276.25	$3.71	$1,130,276.25	$3.88
10/1/01	9/30/02	$680,000.00	$4.00	$463,784.54	$3.83	$1,143,784.54	$3.93
10/1/02	9/30/03	$740,208.00	$4.35	$477,698.07	$3.94	$1,217,906.07	$4.18
10/1/03	9/30/04	$765,000.00	$4.50	$492,029.02	$4.06	$1,257,029.02	$4.32
10/1/04	9/30/05	$765,000.00	$4.50	$506,789.89	$4.18	$1,271,789.89	$4.37
10/1/05	9/30/06	$783,063.00	$4.60	$521,993.58	$4.31	$1,305,056.58	$4.48
10/1/06	9/30/07	$790,500.00	$4.65	$537,653.39	$4.44	$1,328,153.39	$4.56
10/1/07	9/30/08	$790,500.00	$4.65	$553,782.99	$4.57	$1,344,282.99	$4.61
10/1/08	9/30/09	$808,563.00	$4.75	$570,396.48	$4.71	$1,378,959.48	$4.73
10/1/09	4/30/10	$476,000.00	$4.80	$342,713.22	$4.85	$818,713.22	$4.82

					TOTAL RENT	$13,313,112.83